Exhibit 99.40

MBNA MASTER CREDIT CARD TRUST II

SERIES 1999-A

KEY PERFORMANCE FACTORS
April 30, 1999



Expected B Maturity 2/17/2004


Blended Coupon 5.2069%


Excess Protection Level
3 Month Average   3.61%
April, 1999   3.61%
March, 1999  N/A
February, 1999  N/A


Cash Yield17.85%


Investor Charge Offs 4.62%


Base Rate 9.62%


Over 35 Day Delinquency 4.87%


Seller's Interest10.40%


Total Payment Rate14.17%


Total Principal Balance$42,469,994,217.25


 Investor Participation Amount$500,000,000.00


Seller Participation Amount$4,418,074,698.76





For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.62% (36/360) was used. The Base Rate was calculated using a 36 day monthly period, 3/25/1999 - 4/30/1999.